UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                  April 8, 2002


                          GOLFGEAR INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)



            Nevada                       0-28007               43-1627555
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
         Incorporation)                                   Identification Number)


                              5285 Industrial Way
                       Huntington Beach, California 92647
                    (Address of Principal Executive Offices)


                                 (714) 899-4274
              (Registrant's telephone number, including area code)


                                12771 Pala Drive
                         Garden Grove, California 92841
          (Former name or former address, if changed since last report)


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ITEM 5.     OTHER  EVENTS

     On April 8, 2002, GolfGear International, Inc. (the "Company") entered into a stock purchase agreement (the "Agreement") with Wyngate Limited, a Jersey Limited Company ("Wyngate"), whereby Wyngate agreed to purchase 15,000,000 shares of the Company's common stock at $0.075 per share for an aggregate purchase price of $1,125,000. Of the purchase price, $200,025 was paid upon execution of the Agreement and Wyngate executed a promissory note with interest at 2.88% per annum in favor of the Company for the balance of $924,975. Pursuant to the promissory note, the balance is due and payable October 8, 2003. The promissory note is secured pursuant to a stock pledge agreement which pledges 12,333,000 shares of the common stock, which shall be held by the Company as security for payment of the promissory note. In the event of default of payment of the promissory note or the failure to provide at least $2,000,000 in financing within 90 days as discussed below, the purchase price of the initial shares of common stock purchased represented by the $200,025 payment shall be adjusted from $.075 per share to $0.25, retroactively.

     In conjunction with a subscription agreement executed by Wyngate, Wyngate and its President, Peter H. Pocklington, have the exclusive right for a period of 90 days to implement a second stage of financing in the form of the sale by the Company of convertible debentures in an aggregate amount ranging from a minimum of $2,000,000 to a maximum of $4,000,000, which will be convertible into common stock at $0.25 per share for a period of 12 months commencing six months after the initial sale of the debentures. The debentures will be secured by the Company's intangible assets. For each share of common stock issued upon conversion of the debenture, one common stock purchase warrant will be issued, which will be exercisable for a period of 18 months at $0.10 per share. Additionally, the subscription agreement provides, upon the successful completion of the financing contemplated, that Peter H. Pocklington shall have the right for an 18 month period to have the Company acquire Meditron Medical, Inc., a Canadian corporation controlled by Mr. Pocklington. Meditron Medical, Inc. is engaged in the medical manufacturing sales business and would be acquired in a reverse merger transaction through the issuance of the Company's common stock, at an agreed value of $0.25 per share.

     The completion of the second stage of the financing will result in a majority of new directors being named to the Board of Directors, with Peter H. Pocklington being appointed as Chairman. Although the Company expects that the second stage will be completed within the next two months, there can be no assurances that this financing will be completed.

     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement and related documents, copies of which are attached hereto as Exhibits 10.1,10.2,
10.3  and  10.4,  respectively.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits

               10.1  Subscription Agreement dated March 7, 2002.

               10.2  Stock Purchase Agreement dated April 8, 2002.

               10.3  Promissory Note dated April 8, 2002.

               10.4  Stock Pledge Agreement dated April 8, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              GOLFGEAR INTERNATIONAL, INC.


Date:  April 15, 2002                         By:  /s/ Donald A. Anderson
                                                   ----------------------
                                                   Donald A. Anderson
                                                   Its:  President


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